THIS SECURED PROMISSORY NOTE (this “Note”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

SECURED PROMISSORY NOTE

$2,000,000.00	December 30, 2016

FOR VALUE RECEIVED, the undersigned, Royal Energy Resources, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Weston Energy LLC, a Delaware limited liability company (the “Payee”), the principal sum of TWO MILLION DOLLARS AND ZERO CENTS ($2,000,000.00), on the terms set forth herein. The Maker shall also pay interest at the Interest Rate (defined below) (a) from the date hereof until paid in full, on the unpaid principal balance hereof, and (b) from the date due until paid in full, on the accrued interest hereon and all other amounts owing hereunder. “Interest Rate” means a rate of eight percent (8.00%) per annum, based on a 365/366-day year and actual days elapsed; provided, however, that if any amount on this Note is not paid when due, the Interest Rate shall increase by three percent (3.00%) per annum (to a total of eleven percent (11.00%) per annum) until such amount is paid. Principal and accrued interest shall be due and payable on January 15, 2017.

All payments shall be made either, at the Payee’s option, (a) in lawful money of the United States of America or (b) by a Common Equity Transfer, in each case at the principal office of the Payee, or at such other place as the holder hereof may from time to time designate in writing to the Maker; provided, however, that if the AEI Investment has been made, the Maker may, at its option, pay this Note in full pursuant to a Preferred Equity Transfer. All payments shall be credited first, to amounts due hereunder other than principal and interest, second, to accrued interest hereon and then to principal hereof. Any payment that is due on a day that is not a Business Day shall instead be due on the next-succeeding business day on which banks are not so required or authorized to close.

The Maker may prepay the outstanding principal balance of, and accrued and unpaid interest on, this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment. If all or any portion of this Note is paid or prepaid, then the amount so repaid may not be re-borrowed.

As used herein, the following terms shall have the following meanings:

“AEI” means Armstrong Energy, Inc., a Delaware corporation.

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“AEI Investment” means the investment in Preferred Equity Units by the Payee or any of its Affiliates after the Closing Date of at least $28,000,000 in the aggregate in connection with the AEI Transaction.

“AEI Transaction” means a transactions or series or related transactions pursuant to which the Payee or any of its Affiliates exchange shares of common stock of AEI for Common Units, all on terms and conditions satisfactory to the Payee in its sole discretion.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Date” means the date of this Note.

“Common Equity Transfer” means the transfer by the Maker to the Payee or, at the Payee’s option, to an Affiliate of the Payee, of a number of Common Units (rounded up to the nearest whole number) equal to (a) the outstanding principal amount of this Note plus and all accrued interest divided by (b) the Discount Price.

“Common Unit” has the meaning set forth in the Rhino Partnership Agreement as in effect on the Closing Date.

“Discount Price” means, as of the date of demand for payment hereunder, an amount equal to the average VWAP for the Equity Interests of Rhino for the period consisting of twenty (20) Trading Days preceding such date of demand multiplied by four-fifths (4/5th); provided, however, that in no event shall such amount be equal to or less than zero dollars ($0.00).

“Equity Interests” has the meaning provided in the Security Agreement.

“Indebtedness” means: (a) all indebtedness of the Maker for the repayment of borrowed money, whether or not represented by bonds, debentures, notes or similar instruments, together with all accrued and unpaid interest thereon; (b) all other indebtedness of the Maker evidenced by bonds, debentures, notes, guarantees or similar instruments, including all accrued and unpaid interest thereon; and (c) all obligations of the Maker as lessee or lessees under leases that have been recorded by the Maker as capital leases in accordance with U.S. generally accepted accounting principles. For the avoidance of doubt trade payables and accrued compensation and expenses, in each case incurred in the ordinary course of business, shall not constitute Indebtedness.

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“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement including, without limitation the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means, collectively, this Note, the Security Agreement, each Securities Account Control Agreement (as defined in the Security Agreement) and each other agreement, document or instrument delivered in connection herewith or therewith.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Preferred Equity Transfer” means the transfer by the Maker to the Payee or, at the Payee’s option, to an Affiliate of the Payee, of a number of Preferred Equity Units (rounded up to the nearest whole number) equal to the outstanding principal amount of this Note and all accrued and unpaid interest hereon, all at the Maker’s expense, in accordance with applicable laws and pursuant to procedures satisfactory to the Payee in its sole discretion.

“Preferred Equity Units” means a series of preferred equity interests to be authorized by Rhino after the Closing Date with terms satisfactory to the Payee in its sole discretion.

“Rhino” means Rhino Resource Partners LP, a Delaware limited partnership.

“Rhino Partnership Agreement” means the Third Amended and Restated Partnership Agreement of Limited Partnership of Rhino Resource Partners LP.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, made by the Maker in favor of the Payee and accepted by the Payee.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means any day other than Saturday, Sunday or any other day on which the Trading Market lists the price of, or conducts trades of, the Equity Interests of Rhino.

“Trading Market” means any one of the following markets or exchanges on which the Common Units are listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

“VWAP” means, for any Trading Day, the price determined as follows: (a) if on such Trading Day the Common Units are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Units for such Trading Day on the Trading Market on which the Common Units are then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); and (b) if clause (a) does not apply on such Trading Day, the average of the high and low price of the Common Units for such Trading Day as listed or quoted on the OTC Bulletin Board or OTC Markets, LLC.

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The following are events of default under this Note (each, an “Event of Default”):

(i) The Maker shall fail to make when due any payment of principal, interest or other amount under this Note.

(ii) Any representation or warranty made by the Maker herein, in any other Loan Documents or in any other agreement, document, instrument or certificate furnished by the Maker to Payee proves untrue as of the date hereof or omits any statement necessary to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

(iii) (A) The Maker shall commence a voluntary case concerning itself under the Bankruptcy Code; (B) an involuntary case is commenced against the Maker and the petition is not contested within fifteen (15) days, or is not dismissed or stayed within sixty (60) days, after commencement of the case; (C) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Maker or the Maker commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or there is commenced against the Maker any such proceeding which remains undismissed and unstayed for a period of sixty (60) days; (D) any order of relief or other order approving any such case or proceeding is entered; (E) the Maker is adjudicated insolvent or bankrupt; (F) the Maker suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged and unstayed for a period of thirty (30) days; (G) the Maker makes a general assignment for the benefit of creditors; (H) the Maker shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (I) any corporate action is taken by the Maker for the purpose of effecting any of the foregoing.

(iv) Any judgment, writ or warrant of attachment or of any similar post-judgment process in an amount in excess of Two Hundred Fifty Thousand and no/100 Dollars ($250,000) shall be entered or filed against the Maker or against any of its properties or assets and remain unsatisfied and unstayed for a period of thirty (30) days;

(v) The Maker dissolves, liquidates or otherwise ceases to actively conduct business or takes corporate action authorizing any of the foregoing.

(vi) The Maker shall fail in any material respect to comply with any law, rule, regulation or order to which it or its assets are subject if such failure to comply is reasonably likely to have a material adverse effect on the ability of the Maker to repay this Note.

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(vii) The Maker shall fail to comply with any covenant contained in the Security Agreement or in any other Loan Document.

Within five (5) business days of receiving knowledge of any condition, event or act that would, or with the giving of notice or lapse of time would, constitute any Event of Default, the Maker shall give written notice thereof to the Payee.

Upon the occurrence of any Event of Default, then, and in any such event, the Payee may, by notice to the Maker, declare this Note, all interest hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker; provided that if any Event of Default under sub-paragraph (iv) above occurs, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Maker.

No right or remedy herein conferred upon or reserved to the Payee is intended to be exclusive of any other right or remedy available with respect hereto or to a default hereunder. Every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. No assertion or employment of any right or remedy hereunder shall prevent the concurrent assertion or employment of any other right or remedy. No delay by the Payee in exercising or omission of the Payee to exercise any right or remedy accruing hereunder shall constitute a waiver of any such right or remedy or acquiescence in any default. Every such right or remedy may be exercised from time to time, as often as may be expedient, by the Payee.

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder or under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

The Maker represents and warrants to the Payee as follows:

(i) The Maker is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own or use its properties and assets and to carry on its business operations as now conducted and as currently proposed to be conducted.

(ii) The Maker has all power and authority to enter into this Note, and that this Note and the transactions contemplated herein have been authorized by all action required under its certificate of incorporation, by-laws or otherwise under any agreement, document or applicable law. Neither the execution and delivery by the Maker of this Note nor the consummation or performance by the Maker of the transactions contemplated by this Note to be consummated or performed by it (i) results or will result in any violation of the certificate of incorporation or by-laws of the Maker or other organizational or governing documents of the Maker; or (ii) violates or conflicts with, or constitutes a breach of any of the terms or provisions of or a default under, or results in the creation or imposition of any lien upon any property or asset of the Maker, the trigger of any charge, payment or requirement of consent, or the acceleration or increase of the maturity of any payment date under: (A) any contract or (B) any applicable law or order to which the Maker or any of their respective properties is subject.

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(iii) Except as incurred hereunder, or as set forth in Schedule A hereto, the Maker has incurred no Indebtedness.

While this Note remains outstanding, the Maker covenants to the Payee as follows:

(i)	The Maker will apply the proceeds of this Note to the uses described on Schedule B and for no other purposes.

(ii)	Except for this Note, and except for loans from Affiliates and loans from third parties in the form of convertible notes, the Maker will not, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of any Indebtedness or indebtedness of any other person or entity.

(iii)	The Maker will not, directly or indirectly, (i) declare or pay any dividend or make any distribution to Maker’s shareholders; (ii) purchase, redeem or otherwise acquire or retire for value any of the Maker’s stock; or (iii) make any payment (whether for principal, premium, if any, or interest) on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Maker.

(iv)	The Maker will not, in a single transaction or series of related transactions, consolidate or merge with or into any entity, or sell, assign, transfer, lease, convey, encumber or otherwise dispose of any of its assets other than inventory or obsolete or worn-out equipment sold in the ordinary course of the Maker’s business, to any person or entity.

(v)	The Maker shall not, after the date hereof, create or incur or, except for Liens in favor of the Payee and Liens arising with respect to taxes that are not yet due and payable, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (real, personal or other) (including without limitation accounts) whether now owned or hereafter acquired, or sign or file or, except with respect to Liens existing in favor of the Payee, suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Maker as debtor, or sign or suffer to exist, or permit any of its subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, other than the Payee, or assign any accounts or other right to receive income.

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The Maker shall cause a Form 1099-INT to be issued to the Payee with respect to the interest paid under this Note during the tax year ended December 31, 2016 on or before January 31, 2017 and by each January 31 for each December 31 thereafter.

The Payee shall deliver a duly executed IRS Form W-9 to the Maker concurrently with the delivery by the Maker to Payee of this Note.

From the date of this Note until January 15, 2017, the Payee shall not effect Short Sales of the Common Units.

This Note shall be construed in accordance with and governed by the laws of the State of New York. The Maker: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in state or Federal courts located in New York County in the State of New York; (ii) waives any objection that it may have with respect to venue or forum non conveniens in any such suit, action or proceeding; and (iii) irrevocably consents to the jurisdiction of the state and Federal courts located in New York County in the State of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon such party mailed by certified mail to such party’s address will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Payee may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.

The Maker agrees to indemnify and hold harmless the Payee and its partners, affiliates, employees and agents, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs, suits and expenses of any kind or nature arising from breaches of the Maker’s representations and warranties set forth herein and arising from claims by parties other than the Payee and its affiliates regarding the transaction contemplated herein or the actual or proposed execution, delivery, enforcement and performance of the agreements referred to herein and any agreements executed in connection herewith or therewith.

The Payee may sell, assign or otherwise transfer, or sell participations in, this Note, in whole or in part, upon written notice to the Maker. On request by the Payee in connection with any such transfer, the Maker will, against the return of this Note, issue a new Note or Notes to the respective persons entitled thereto, in substantially the form of this Note but in the name of such persons.

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Time is of the essence in the performance of the Maker’s obligations under this Note.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested), sent by electronic mail or sent by Federal Express or other recognized overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Maker:	Royal Energy Resources, Inc.
56 Broad Street, Suite 2
Charleston, SC 29401
Email: williamtuorto@royalenergy.us
Attention: William L. Tuorto

with a copy to:

Davis Gillett Mottern & Sims, LLC
1230 Peachtree Street, NE, Suite 2445
Atlanta, Georgia 30309
Email: bmottern@investmentlawgroup.com
Attention: Robert J. Mottern

If to the Payee:	Weston Energy LLC
c/o Yorktown Energy Partners XI, L.P.
410 Park Avenue, 19th Floor
New York, New York 10022-4407
Email: blawrence@oakcliffcapital.com
Attention: Bryan R. Lawrence

with a copy to:

Thompson & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, Texas 75201-2533
Email: AnnMarie.Cowdrey@tklaw.com
Attention: Ann Marie Cowdrey

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This Note embodies the entire agreement of the Maker and the Payee with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

The Maker hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including all attorneys’ fees and out-of-pocket legal expenses, incurred by the Payee in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by declaration or otherwise. The Maker hereby agrees to indemnify and hold harmless the Payee from any and all claims, actions, causes of action, demands, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses), asserted against, resulting to, imposed upon, or incurred by the Payee, directly or indirectly, by reason of or resulting from this Note other than any such claims arising as a result of the Payee’s gross negligence or willful misconduct.

Notwithstanding anything to the contrary contained in this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note.

The terms and conditions of this Note shall not be amended, changed, terminated or waived except by a writing duly executed by the Payee and the Maker.

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IN WITNESS WHEREOF, the undersigned, by its duly authorized and acting officers below, has executed this Note as of the date first set forth above.

ROYAL ENERGY RESOURCES, INC.

By:	/s/ William L. Tuorto
Name:	William L. Tuorto
Title:	Chief Executive Officer

[Secured Promissory Note]

Schedule A

Maker Indebtedness

1.	Convertible Notes to various investors in the original principal amount of $2,150,000.

2.	Demand note dated March 6, 2015 payable to E-Starts Money Co. in the original principal amount of $203,593.

3.	Demand note dated June 11, 2015 payable to E-Starts Money Co. in the original principal amount of $200,000.

4.	Demand note dated September 22, 2016 payable to E-Starts Money Co. in the original principal amount of $50,000.

Schedule B

Use of Proceeds

The proceeds advanced under the Note on the date hereof will be used to make a payment due to Rhino under the Note, dated March 21, 2016, in the original principal amount of $7,000,000.

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